EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to incorporation by reference in Registration Statements (No. 333-110011, 333-104397, 333-64268, 333-39276, 333-62601, 333-24407, 333-10115, 333-09157) of NetManage, Inc. on Form S-8 of our report dated March 24, 2004 (which expresses an unqualified opinion and includes explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”) appearing in the Annual Report on Form 10-K of NetManage, Inc. for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

San Jose, California

March 24, 2004